Exhibit (d)(2)(vi)

SUB-ADVISORY AGREEMENT

AMONG ALLSPRING MASTER TRUST,

ALLSPRING FUNDS MANAGEMENT, LLC,

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED AND

ALLSPRING GLOBAL INVESTMENTS, LLC

This AMENDED AND RESTATED SUB-ADVISORY AGREEMENT (this “Agreement”) is made as of this 1st day of November, 2021, as amended and restated as of December 6, 2021, by and among Allspring Master Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Allspring Funds Management, LLC (the “Adviser”), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Allspring Global Investments (UK) Limited, a private liability company incorporated under the laws of England and Wales with its principal place of business at 30 Moorgate, London EC2R 6PJ (the “Sub-Adviser”), and Allspring Global Investments, LLC, a limited liability company organized under the laws of the State of Delaware, with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105 (the “Allspring Global Investments Sub-Adviser”); and

WHEREAS, this Sub-Advisory Agreement amends and replaces the agreement dated November 1, 2021 previously entered into by and between the parties;

WHEREAS, the Adviser, Sub-Adviser and Allspring Global Investments Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the “1940 Act”) as an open-end, series management investment company; and

WHEREAS, the Trust’s Board of Trustees (the “Board”) has engaged the Adviser to perform investment advisory services for each series of the Trust under the terms of an investment advisory agreement, dated November 1, 2021, between the Adviser and the Trust (the “Advisory Agreement”); and

WHEREAS, the Adviser, acting pursuant to the Advisory Agreement and with the approval of the Trust’s Board, has retained the Sub-Adviser to provide investment advisory services to each series of the Trust listed in Appendix A hereto as it may be amended from time to time (each a “Fund” and collectively the “Funds”) under the terms of an sub-advisory agreement, dated November 1, 2021, among the Trust, the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”); and

WHEREAS, the Sub-Adviser wishes to retain the Allspring Global Investments Sub-Adviser, and the Adviser and the Trust’s Board have approved the retention of the Allspring Global Investments Sub-Adviser, to assist the Sub-Adviser in the provision of investment advisory services to the Funds, and

1

WHEREAS, the Allspring Global Investments Sub-Adviser, is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, the Trust, the Adviser, the Sub-Adviser and the Allspring Global Investments Sub-Adviser agree as follows:

Section 1. The Trust; Delivery of Documents. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act and the Securities Act of 1933 (the “Securities Act”), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board. The Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section to the Allspring Global Investments Sub-Adviser and will from time to time furnish the Allspring Global Investments Sub-Adviser with any amendments thereof.

Section 2. Appointment of Allspring Global Investments Sub-Adviser. Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and services as specified in the Advisory Agreement between the Trust and the Adviser with respect to the Funds.

Subject to the direction and control of the Board, the Sub-Adviser manages the investment and reinvestment of the assets of the Funds as specified in the Sub-Advisory Agreement, and without limiting the generality of the foregoing, provides the management and other services specified in the Sub-Advisory Agreement, all in such manner and to such extent as may be directed from time to time by the Adviser.

Subject to the direction and control of the Board and the Adviser, and with the oversight of the Sub-Adviser, the Allspring Global Investments Sub-Adviser, shall assist the Sub-Adviser in the investment and reinvestment of the assets of the Funds and shall provide the management and other services specified below in Section 3(a), all in such manner and to such extent as may be directed from time to time by the Adviser or the Sub-Adviser. The investment authority granted to the Allspring Global Investments Sub-Adviser shall include only the authority to make investment decisions with regard to the investment, reinvestment and disposition of assets held by the Funds and to exercise whatever powers the Trust may possess with respect to any of its assets held by the Funds, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer. Nothing in this agreement shall relieve the Sub-Adviser of any of its rights, powers, obligations or responsibilities under the Sub-Advisory Agreement, except that the Trust and the Adviser acknowledge that investment decisions on behalf of the Funds may be made by the

2

Allspring Global Investments Sub-Adviser; provided, however, that the Sub-Adviser shall be responsible to the Trust and the Adviser for the actions of the Allspring Global Investments Sub-Adviser. To the extent that this Agreement imposes obligations on either the Sub-Adviser or the Allspring Global Investments Sub-Adviser, each of them shall be jointly responsible for determining which of the Sub-Adviser or the Allspring Global Investments Sub-Adviser shall take action and for ensuring the performance thereof in compliance with this Agreement. To the extent that any communications or documents are made or delivered pursuant to this Agreement to either the Sub-Adviser or the Allspring Global Investments Sub-Adviser, such communications or documents shall be deemed to have been made or delivered to both the Sub-Adviser and the Allspring Global Investments Sub-Adviser.

The Allspring Global Investments Sub-Adviser acknowledges that the Fund and other mutual funds advised by the Adviser (collectively, the “fund complex”) may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Allspring Global Investments Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex that is not an affiliated person (as that term is defined in the 1940 Act) of the Adviser, or an affiliated person of such a sub-adviser, concerning transactions for a fund in securities or other fund assets. With respect to a multi-managed Fund, the Allspring Global Investments Sub-Adviser shall be limited to managing only the discrete portion of the Fund’s portfolio as may be determined from time-to-time by the Board or the Adviser, and shall not consult with any sub-adviser that is not an affiliated person of the Adviser as to any other portion of the Fund’s portfolio concerning transactions for the Fund in securities or other Fund assets.

Section 3. Duties of the Allspring Global Investments Sub-Adviser.

(a)       The Allspring Global Investments Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the Funds. To carry out such decisions, the Allspring Global Investments Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Allspring Global Investments Sub-Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(b)       The Allspring Global Investments Sub-Adviser will report to the Board at each regular meeting thereof all material changes in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Allspring Global Investments Sub-Adviser, and on its own initiative will furnish the Board from time to time with such information as the Allspring Global Investments Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Allspring Global Investments Sub-

3

Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Allspring Global Investments Sub-Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for the Funds, the Allspring Global Investments Sub-Adviser will comply with the policies set from time to time by the Board as well as the limitations imposed by the Trust’s Declaration of Trust, as amended from time to time, By-Laws (if any), Registration Statement under the 1940 Act and the Securities Act, the limitations in the 1940 Act and in the Internal Revenue Code of 1986, as amended applicable to the Trust and the investment objectives, policies and restrictions of the Funds.

(c)       The Allspring Global Investments Sub-Adviser or the Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Allspring Global Investments Sub-Adviser or the Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Allspring Global Investments Sub-Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Allspring Global Investments Sub-Adviser or the Sub-Adviser shall be the property of the Trust. The Trust, or the Trust’s authorized representatives (including the Adviser), shall have access to such books and records at all times during the Allspring Global Investments Sub-Adviser’s or the Sub-Adviser’s normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Allspring Global Investments Sub-Adviser or the Sub-Adviser to the Trust or the Trust’s authorized representatives.

Section 4. Control by Board. As is the case with respect to the Adviser under the Advisory Agreement, and the Sub-Adviser under the Sub-Advisory Agreement, any investment activities undertaken by the Allspring Global Investments Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Allspring Global Investments Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control of the Trust’s Board.

Section 5. Compliance with Applicable Requirements. In carrying out its obligations under this Agreement, the Allspring Global Investments Sub-Adviser shall at all times comply with:

(a)       all applicable provisions of the 1940 Act, and any rules and regulations adopted thereunder;

(b)       the provisions of the registration statement of the Trust, as it may be amended or supplemented from time to time, under the Securities Act and the 1940 Act;

4

(c)       the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

(d)       the provisions of any By-laws of the Trust, if adopted and as it may be amended from time to time, or resolutions of the Board as may be adopted from time to time;

(e)       the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds;

(f)        any other applicable provisions of state or federal law; and

In addition, any code of ethics adopted by the Allspring Global Investments Sub-Adviser must comply with Rule 17j-1 under the 1940 Act, as it may be amended from time to time, and any broadly accepted industry practices, if requested by the Trust or the Adviser.

Section 6. Broker-Dealer Relationships. Unless performed by the Sub-Adviser, the Allspring Global Investments Sub-Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of brokerage commission rates. The Allspring Global Investments Sub-Adviser’s primary consideration in effecting a security transaction will be to obtain the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Allspring Global Investments Sub-Adviser will take the following into consideration: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Trust’s Board of Trustees may from time to time determine, the Allspring Global Investments Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Allspring Global Investments Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Allspring Global Investments Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Allspring Global Investments Sub-Adviser with respect to the Fund and to other clients of the Allspring Global Investments Sub-Adviser. The Allspring Global Investments Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who also provide research or statistical material, or other services to the Funds or to the Allspring Global Investments Sub-Adviser. Such allocation shall be in such amounts and proportions as the Allspring Global Investments Sub-Adviser shall determine and the Allspring Global Investments Sub-Adviser will report on said allocations regularly to the Board of Trustees of the Trust indicating the brokers to whom such allocations have been made and the basis therefor.

5

Section 7. Expenses of the Fund. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. These expenses borne by the Trust include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds’ shareholders.

Section 8. Compensation. As compensation for the sub-advisory services provided under this Agreement, the Sub-Adviser shall pay the Allspring Global Investments Sub-Adviser fees, payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented from time to time. It is understood that the Sub-Adviser shall be responsible for the Allspring Global Investments Sub-Adviser’s fee for its services hereunder, and the Allspring Global Investments Sub-Adviser agrees that it shall have no claim against the Trust, the Funds or the Adviser with respect to compensation under this Agreement.

Section 9. Standard of Care. The Trust and Adviser and Sub-Adviser shall expect of the Allspring Global Investments Sub-Adviser, and the Allspring Global Investments Sub-Adviser will give the Trust and the Adviser and Sub-Adviser the benefit of, the Allspring Global Investments Sub-Adviser’s best judgment and efforts in rendering its services to the Trust, and the Allspring Global Investments Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Allspring Global Investments Sub-Adviser or any of its officers, directors, employees or agents, the Allspring Global Investments Sub-Adviser shall not be subject to liability to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

Section 10. Non-Exclusivity. The services of the Allspring Global Investments Sub-Adviser to the Sub-Adviser, the Adviser and the Trust are not to be deemed to be exclusive, and the Allspring Global Investments Sub-Adviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Allspring Global Investments Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

Section 11. Records. The Sub-Adviser or the Allspring Global Investments Sub-Adviser shall, with respect to orders placed by the Allspring Global Investments Sub-Adviser or by the Sub-Adviser, at the direction of the Allspring Global Investments Sub-Adviser, for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act as well as trade

6

tickets and confirmations of portfolio trades and such other records as the Adviser or the Funds’ Administrator reasonably requests to be maintained. All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Funds, and will be available for inspection and use by the Funds and their authorized representatives (including the Adviser). The Sub-Adviser or the Allspring Global Investments Sub-Adviser, as applicable, shall promptly, upon the Trust’s request, surrender to the Funds those records which are the property of the Trust or any Fund. The Sub-Adviser or the Allspring Global Investments Sub-Adviser, as applicable, will promptly notify the Funds’ Administrator if it experiences any difficulty in maintaining the records in an accurate and complete manner.

Section 12. Term and Approval. This Agreement shall become effective with respect to a Fund for an initial two-year term after it is approved by the Board of Trustees of the Trust, including by a majority of the Trustees who are not interested persons of the Trust, and executed by the Trust, Adviser, Sub-Adviser and Allspring Global Investments Sub-Adviser, and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

(a)       (i) by the Trust’s Board of Trustees or (ii) by the vote of “a majority of the outstanding voting securities” of the Fund (as defined in Section 2(a)(42) of the 1940 Act), and

(b)       by the affirmative vote of a majority of the Trust’s Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

Section 13. Termination. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Trust’s Board of Trustees or by vote of a majority of a Fund’s outstanding voting securities, or by the Adviser, Sub-Adviser or Allspring Global Investments Sub-Adviser, on sixty (60) days written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term “assignment” for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act. This Agreement shall automatically terminate in the event of the termination of the Sub-Advisory Agreement or the Advisory Agreement.

Section 14. Indemnification by the Sub-Adviser and the Allspring Global Investments Sub-Adviser. The Trust shall not be responsible for, and the Allspring Global Investments Sub-Adviser and the Sub-Adviser jointly agree to indemnify and hold the Trust or any Fund of the Trust harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties of the Allspring Global Investments Sub-Adviser or any of its officers, directors, employees or agents.

7

Section 15. Indemnification by the Trust. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of duties hereunder on the part of the Allspring Global Investments Sub-Adviser or any of its officers, directors, employees or agents, the Trust hereby agrees to indemnify and hold harmless the Allspring Global Investments Sub-Adviser against all claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising from the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees or affiliates, resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds, their officers, directors, employees or affiliates. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver or limitation of any rights which a Fund may have and which may not be waived under any applicable federal and state securities laws.

Section 16. Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties at such address as such other parties may designate for the receipt of such notice. Until further notice to the other parties, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, and that of the Sub-Adviser shall be 30 Moorgate, London EC2R 6PJ, and that of the Allspring Global Investments Sub-Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105.

Section 17. Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 18. Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board of Trustees, the Adviser, the Sub-Adviser and the Allspring Global Investments Sub-Adviser.

[Signature Page Follows]

8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first written above.

ALLSPRING MASTER TRUST
on behalf of the Funds

By:
Name: Matthew Prasse
Title: Secretary

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED

By:
Name: Deirdre Flood
Title: Director and CEO

ALLSPRING GLOBAL INVESTMENTS, LLC

By:
Name: Sallie Squire
Title: Chief Operating Officer
9

APPENDIX A

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED

SUB-ADVISORY AGREEMENT

ALLSPRING MASTER TRUST

Allspring Emerging Markets Bond Portfolio

Approved as of December 6, 2021

10

SCHEDULE A

ALLSPRING GLOBAL INVESTMENTS, LLC

SUB-ADVISORY AGREEMENT

FEE AGREEMENT

ALLSPRING MASTER TRUST

This fee agreement is made as of the 6th day of December 2021, by and among Allspring Funds Management, LLC (the “Adviser”), Allspring Global Investments (UK) Limited (the “UK Sub-Adviser”), and Allspring Global Investments, LLC (the “Allspring Sub-Adviser”); and

WHEREAS, the parties and Allspring Master Trust (the “Trust”) have entered into an Sub-Advisory Agreement (“Allspring Sub-Advisory Agreement”) whereby the Allspring Sub-Adviser provides investment management services with respect to each series of the Trust listed in Appendix A to the Allspring Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

WHEREAS, the Allspring Sub-Advisory Agreement provides that the fees to be paid by the UK Sub-Adviser to the Allspring Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid by the UK Sub-Adviser to the Allspring Sub-Adviser under the Allspring Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates indicated below to the average daily net assets of the Fund throughout the month:

Fund Name	Sub-Advisory Fee
Allspring Emerging Markets Bond Portfolio	First 200M Next 300M Over 500M	0.0045% 0.0040% 0.0035%

If the Allspring Sub-Adviser shall provide management and other services for less than the whole of a month, the foregoing compensation shall be prorated based on the number of days in the month that such Allspring Sub-Adviser provided management and other services to a Fund.

[Signature Page Follows]

11

The foregoing fee schedule is agreed to as of this 6th day of December, 2021, and shall remain in effect until agreed and changed in writing by the parties.

ALLSPRING FUNDS MANAGEMENT, LLC

By:
Name: Andrew Owen
Title: President and CEO

ALLSPRING GLOBAL INVESTMENTS (UK) LIMITED

By:
Name: Deirdre Flood
Title: Director and CEO

ALLSPRING GLOBAL INVESTMENTS, LLC

By:
Name: Sallie Squire
Title: Chief Operating Officer
12